UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2009

INVESTORS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51557	22-3493930
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

101 JFK Parkway, Short Hills, New Jersey	07078
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 924-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Investors Bancorp, Inc. announced that John A. Kirkpatrick, a member of the boards of directors of Investors Bancorp, Inc. and Investors Savings Bank since 1992, retired effective October 27, 2009. Each of the Boards of Directors of Investors Bancorp, Inc. and Investors Savings Bank boards was reduced to eleven members. The responsibilities of chairman of the audit committee will be shared by directors Brian D. Dittenhafer and Stephen J. Szabatin as co-chairmen.

At the Company’s Annual Meeting of Stockholders, the stockholders approved the Election of Directors. Patrick J. Grant, Kevin Cummings and Joseph H. Shepard III were approved to serve as directors of Investors Bancorp, Inc., each for a three-year term.  As disclosed in Item 7.01, a copy of the press release announcing the results of the annual meeting of stockholders is attached as Exhibit 99.1 to this report.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year End

Investors Bancorp, Inc. announced its Board of Directors approved a change in the Company’s fiscal year end from June 30 to December 31. The change will become effective at the end of the quarter ending December 31, 2009 with the filing of the Company’s Form 10-K.

Item 8.01	Other Events

The Company issued a press release reporting the results of its Annual Meeting of Stockholders held on October 27, 2009. A copy of the press release announcing the results of the annual meeting of stockholders is attached as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 3, 2009 relating to the results of the annual meeting of stockholders, retirement of a director, and change in fiscal year end.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INVESTORS BANCORP, INC.

DATE: November 3, 2009	By:	/s/ Kevin Cummings
Kevin Cummings
President and Chief Executive Officer